                                                                     EXHIBIT 4.1

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE. THE TRANSFER OF THIS WARRANT IS SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 3 HEREOF, AND NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SECTION 3 HEREOF HAVE BEEN COMPLIED WITH.

Warrant No. 1

                                    WARRANT

                          To Purchase Common Stock of

                         CARDIAC CONTROL SYSTEMS, INC.

                             Expiring June 30, 2002


     This is to certify that, for value received, COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Association ("Coast"), or registered assigns, is entitled to purchase from Cardiac Control Systems, Inc., a Delaware corporation (the "Company"), at any time or from time to time prior to 5 P.M. local time at the place where the Warrant Office hereinafter referred to is located on or before June 30, 2002, 37,500 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company (the "Common Stock"), at the Current Warrant Price (as hereinafter defined) in lawful money of the United States of America. The purchase price hereunder at any time of a single share of Common Stock is referred to herein as the "Current Warrant Price". Initially, and until adjustment in the manner hereinafter provided, the Current Warrant Price shall be $4.00 per share. The number of shares of Common Stock purchasable hereunder and the Current Warrant Price are subject to adjustment from time to time in the manner provided in Section 4 hereof.

     This Warrant is issued in connection with a Loan and Security Agreement, dated as of June 13, 1997, by and between the Company and Coast (the "Credit Agreement"). Certain terms used in this Warrant are defined in Section 5 hereof. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

SECTION 1.  EXERCISE OF WARRANTS.

     (S)1.1.  Method of Exercise.  Subject to the provisions of Section 3 of
              ------------------
this Warrant, to exercise this Warrant in whole or in part, the holder hereof shall deliver to the Company at the Warrant Office designated pursuant to
(S)2.1: (i) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of such holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased and the nature of payment, whether by check or by Warrants (pursuant to (S)1.4) or by a combination thereof, (ii) a certified or official bank check or corporate check payable to the order of the Company and/or a cancellation of a number of Warrants (pursuant to (S)1.4) and/or any other form of consideration which the Company and the holder hereof may have agreed to accept in payment of the Current Warrant Price in the aggregate equal to the aggregate Current Warrant Price of the number of shares of Common Stock being purchased and (iii) this Warrant. The Company shall as promptly as practicable, and in any event within 7 days after receipt by the Company of such notice, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The stock certificate or certificates so delivered shall be in the denomination as may be specified in said notice and shall be issued in the name of such holder or such other name as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date said notice is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates and new Warrants, except that, in case such stock certificates or new Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates or new Warrants shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above or promptly upon receipt of a written request of the Company for payment of the same.

     (S)1.2.  Warrant Shares to be Fully Paid and Nonassessable.  All shares of
              -------------------------------------------------
Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a securities exchange, shall be duly listed thereon.

     (S)1.3.  No Fractional Shares to be Issued.  The Company shall not be
              ---------------------------------
required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the Current Market Price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

     (S)1.4.  Payment of Current Warrant Price with Warrants.  Upon any exercise
              ----------------------------------------------
of this Warrant as provided in (S)1.1, the holder hereof may, in lieu of payment of the Current Warrant Price in cash, surrender any Warrant (valued for such purpose at the Current Market Price of the underlying Common Stock for which such Warrant is exercisable on the date of such exercise less the Current Warrant Price then in effect) and apply all or a portion of the amount so determined to the payment of the Current Warrant Price for the number of shares of Common Stock being purchased.

     (S)1.5.  Legend on Warrant Shares.  Each certificate for Warrant Shares
              ------------------------
initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the laws of any state."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of (i) a public distribution pursuant to a registration statement or (ii) an exempt sale pursuant to Rule 144 or Rule 144A under the Act of the securities represented thereby) shall also bear such legend unless, in the opinion of Orrick, Herrington & Sutcliffe or such other counsel for the holder thereof as shall be reasonably acceptable to the Company, the securities represented thereby need no longer be subject to the restrictions contained in said Section
3. The provisions of said Section 3 shall be binding upon all subsequent holders of this Warrant.

     (S)1.6.  Acknowledgment of Continuing Obligation.  The Company will, at the
              ---------------------------------------
time of any exercise of this Warrant in whole or in part, upon request of the holder hereof, acknowledge in writing its then continuing obligation to such holder in respect of any rights pursuant to this Warrant (including, without limitation, any right to registration, if any, of the shares of Common Stock issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, however, that the
                                                     --------  -------
failure of such holder to make any such request shall not affect the continuing obligation of the Company to such holder in respect of such rights.

SECTION 2.  WARRANT OFFICE; TRANSFER, DIVISION OR COMBINATION
            OF WARRANTS.

     (S)2.1.  Warrant Office.  The Company shall maintain an office for certain
              --------------
purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at Three Commerce Boulevard, Palm Court, Florida 32164, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all of the Warrantholders.

     (S)2.2.  Ownership of Warrant.  The Company may deem and treat the person
              --------------------
in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 2.

     (S)2.3.  Transfer of Warrants.  The Company agrees to maintain at the
              --------------------
Warrant Office books for the registration and registration of transfer of the Warrants, and, subject to the provisions of Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. A Warrant may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.

     (S)2.4.  Division or Combination of Warrants.  This Warrant may be divided
              -----------------------------------
or combined with other Warrants upon presentation hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
(S)2.3 hereof as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice; provided, that no holder of this Warrant may divide the
                  --------
Warrant into a Warrant exercisable into less than 1,000 shares of Common Stock.

     (S)2.5.  Expenses of Delivery of Warrants.  The Company shall pay all
              --------------------------------
expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of any Warrant hereunder.


SECTION 3.  RESTRICTIONS ON EXERCISE AND TRANSFER;
             REGISTRATION RIGHTS.

     (S)3.1.  Restrictions on Exercise and Transfer.  The holder of this
              -------------------------------------
Warrant, as of the date of issuance hereof, represents to the Company that is acquiring the Warrants for its own account for investment purposes and not with a view to the distribution thereof. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except pursuant to the proviso contained in the following sentence or upon the conditions specified in this Section 3, which conditions are intended, among other things, to insure compliance with the provisions of the Act and applicable state law in respect of the transfer of this Warrant or such Warrant Shares. The holder of this Warrant, by its acceptance hereof, agrees that it will not transfer this Warrant or the related Warrant Shares prior to delivery to the Company of an opinion of such holder's counsel (as such opinion and such counsel are described in (S)3.2 hereof) or until registration of such Warrant Shares under the Act has become effective or after a sale of such Warrant or Warrant Shares has been consummated pursuant to Rule 144 or Rule 144A under the Act; provided, however, that such holder may freely transfer this
                    --------  -------
Warrant or such Warrant Shares (without delivery to the Company or opinion of Counsel) (w) to one of its nominees, Affiliates or a nominee thereof, (x) to a pension or profit-sharing fund established and maintained for its employees or for the employees of any such Affiliate, (y) from a nominee to any of the aforementioned persons as beneficial owner of this Warrant or such Warrant Shares, or (z) to a Qualified Institutional Buyer so long as such transfer is effected in compliance with Rule 144A under the Act.

     (S)3.2.  Notice of Intention to Transfer; Opinion of Counsel.  The holder
              ---------------------------------------------------
of this Warrant, by its acceptance hereof, agrees that prior to any transfer of this Warrant or of the related Warrant Shares (other than as permitted by (S)3.1 hereof or pursuant to a registration under the Act), such holder will give written notice to the Company of its intention to effect such transfer, together with an opinion of Orrick, Herrington & Sutcliffe, or such other counsel for such holder as shall be reasonably acceptable to the Company, to the effect that the proposed transfer of this Warrant and/or such Warrant Shares may be effected without registration under the Act of this Warrant and/or such Warrant Shares. Upon delivery of such notice and opinion to the Company, the holder of this Warrant or such Warrant Shares shall be entitled to transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice delivered by such holder to the Company; provided, however, that if such method of disposition would, in the opinion of
--------  -------
such counsel, require that the Company take any action and/or execute and file with the Commission and/or any state securities authority with jurisdiction and/or deliver to the Warrantholder or any other person any form or document (other than a registration statement under the Act or under any state securities laws) in order to establish the entitlement of the Warrantholder to take advantage of such method of disposition, the Company agrees promptly, at its expense, to take any such action and/or execute and file and/or deliver any such form or document; and, provided, further, that the Company will reimburse such
                       --------  -------
holder in full for the reasonable fees and disbursements of such counsel incurred by such holder or on its behalf in connection with such transfer of this Warrant and/or such Warrant Shares and/or the obtaining of an opinion pursuant to this (S)3.2.

     (S)3.3. [Reserved].

     (S)3.4.  "Piggyback Registrations".
              -------------------------

          (a) If the Company at any time prior to June 30, 2007, proposes to register any of its equity securities (as defined in the Act), other than securities which are convertible into shares of Common Stock, under the Act on Forms S-1, S-2 or S-3 (but not Form S-4 or S-8) or on any other form upon which may be registered securities similar to the Warrants or the Warrant Shares, it will at each such time give written notice at least 30 days prior to the filing of the registration statement to all Warrantholders of its intention so to do. Such notice shall specify the proposed date of the filing of the registration statement and advise each Warrantholder of its right to participate therein. Upon the written request of any Warrantholder given prior to the proposed date of filing set forth in such notice, the Company will cause each Warrant Share which the Company has been requested to register by such Warrantholder to be registered under the Act, all to the extent requisite to permit the sale or other disposition by such Warrantholder of the Warrant Shares so registered.

     (b) If, in the written opinion of the underwriter or underwriters managing the public offering which is the subject of a registration pursuant to clause
(a) of this (S)3.4 (or in the event that such distribution shall not be underwritten, in the written opinion of an investment banking firm of recognized standing satisfactory to the Warrantholders), the total amount of the securities to be so registered, when added to the total amount of Warrant Shares which the Warrantholders have requested to be registered pursuant to said clause (a), will exceed the maximum amount of securities of the Company which can be marketed

(i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall have the right to exclude from such registration such number of Warrant Shares which it would otherwise be required to register pursuant to said clause (a) as is necessary to reduce the total amount of securities to be so registered to the maximum amount of securities which can be so marketed; provided, however, that if the securities (other than the Warrant Shares) to be
--------  -------
so registered for sale are to be offered for the account of the Company and others, the Company may only exclude Warrant Shares pro rata with the securities held by such other persons (it being agreed that in the case where such registration is to be effected as a result of the exercise by a holder of the Company's securities of such holder's right to cause such securities to be so registered, such pro rata exclusion shall include the Company).

     (S)3.5.  Company's Obligations in Registration.  The obligation of the
              -------------------------------------
Company to register any Warrant Shares pursuant to (S)3.4 hereof includes the obligation to register under the same registration statement the related Warrants if such registration is necessary to effect the offer and sale of Warrant Shares to the public. If and whenever the Company is obligated by the provisions of this Section 3 to effect the registration of any Warrant Shares under the Act, as expeditiously as possible the Company will:

          (a) expeditiously prepare and file with the Commission a registration statement with respect to such Warrant Shares and use its best efforts to cause such registration statement to become and remain effective during the period required for the distribution of the securities covered by the registration statement; provided, however, that in the event that the
                             --------  -------
     Warrant Shares covered by such registration statement are not to be sold to or through underwriters acting for the Company, the Company shall not be required to keep such registration statement in effect, or to prepare and file any amendments or supplements thereto, after the expiration of six months following the date on which such registration statement becomes effective under the Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Warrant Shares so registered;

          (b) as expeditiously as possible, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Warrant Shares covered by such registration statement, whenever the

     Warrantholders for whom such Warrant Shares are registered or are to be registered shall desire to dispose of the same, subject, however, to the proviso contained in the immediately preceding clause (a); provided,
                                                                --------
     however, that in any event the Company's obligations under this (S)3.5(b)
     -------
     shall terminate 90 days after the effective date of any such registration statement if none of the Warrant Shares registered thereunder shall have been sold;

          (c) as expeditiously as possible, furnish to the Warrantholders for whom such Warrant Shares are registered or are to be registered and to any underwriter or underwriters such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such Warrantholders may reasonably request in order to facilitate the disposition of such Warrant Shares;

          (d) use its reasonable efforts to register or qualify the Warrant Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Warrantholders for whom such Warrant Shares are registered or are to be registered shall reasonably request, and do any and all other reasonable acts and things to so register or qualify which may be necessary or advisable to enable such Warrantholders to consummate the disposition in such jurisdictions of such Warrant Shares;

          (e) furnish to the Warrantholders for whom such Warrant Shares are registered or are to be registered at the time of the disposition of Warrant Shares by such Warrantholders an opinion of counsel for the Company acceptable to such Warrantholders to the effect that (i) a registration statement covering such Warrant Shares has been filed with the Commission under the Act and has been made effective by order of the Commission, (ii) such registration statement and the prospectus contained therein appear on their face to be appropriately responsive in all material respects to the requirements of the Act, and nothing has come to said counsel's attention which would cause it to believe that either such registration statement or such prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) a prospectus meeting the requirements of the Act is available for delivery, (iv) no stop order has been issued by the Commission suspending the effectiveness of such registration statement and, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated, (v) the applicable provisions of the securities or blue sky laws of each state in which the Company shall be required, pursuant to (S)3.5(d), to register or qualify such Warrant Shares, have been complied with, and (vi) such other matters as such Warrantholders may reasonably request.

     (S)3.6.  Payment of Registration Expenses.  The costs and expenses of all
              --------------------------------
registrations under the Act and of all other actions which the Company is required to take or effect pursuant to this Section 3 shall be paid by the Company (including, without limitation, all registration, qualification and filing fees, printing expenses, expenses of distributing prospectuses and other documents, fees and disbursements of counsel and accountants for the Company, and expenses of any special audits incident to or required in connection with any such registration hereof, but excluding the fees and disbursements of special counsel for the Warrantholders, any consultants retained by the Warrantholders and underwriters' or brokers' discounts or commissions applicable to the Warrant Shares).

     (S)3.7.  Information from Warrantholders.  Notices and requests delivered
              -------------------------------
by Warrantholders to the Company pursuant to this Section 3 shall contain such information regarding the Warrant Shares and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken.

     (S)3.8.  Company's Indemnification.  In the event of any registration under
              -------------------------
the Act of any Warrant Shares pursuant to this Section 3, the Company hereby agrees to indemnify and hold harmless each Warrantholder disposing of such Warrant Shares and each other person, if any, who controls such Warrantholder within the meaning of Section 15 of the Act and each other person (including underwriters) who participates in the offering of such Warrant Shares against any losses, claims, damages or liabilities, joint or several, to which such Warrantholder or controlling person or participating person may become subject under the Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Warrantholder and each such controlling person or participating person for any legal or any other expenses incurred by such Warrantholder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the
                                              --------  -------
Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon
(a) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Warrantholder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof or (b) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to such Warrantholder and such Warrantholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Warrant Shares to the person asserting such loss, claim, damage, liability or expense.

     (S)3.9.  Warrantholder's Indemnification.  It shall be a condition of the
              -------------------------------
Company's obligation under this Section 3 to effect any registration under the Act that there shall have been delivered to the Company an agreement or agreements duly executed by each Warrantholder for whom Warrant Shares are to be so registered, whereby such Warrantholder agrees to indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of
Section 11(a) of Section 15 of the Act in respect of such registration statement and each other person, if any, which controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such other person or such person controlling the Company may become subject under the Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceeding in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by an instrument duly executed by such Warrantholder specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information with respect to such persons so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

     (S)3.10.  Conduct of Indemnification Proceedings.  Any person entitled to
               --------------------------------------
indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of an indemnified party to give notice as
--------  -------
provided herein shall not relieve the indemnifying party of its obligations under this (S)3.10 with respect to such indemnified party, except to the extent that the indemnifying party is actually prejudiced by such failure. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim against the indemnified party, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

     If for any reason the indemnification provided for in the preceding
(S)(S)3.8 and 3.9 hereof is unavailable to an indemnified party as contemplated thereby, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

     (S)3.11.  Underwriting Agreement Indemnification Provisions.
               -------------------------------------------------
Notwithstanding the provisions of (S)(S)3.8, 3.9 and 3.10 hereof, if an underwriting agreement executed by the Company pursuant to (S)3.6(f) hereof shall contain indemnification, contribution and related procedural provisions in a form customary to the underwriter which are substantially to the same effect as the provisions provided for in (S)(S)3.8, 3.9 and 3.10 hereof, such customary indemnification provisions shall be incorporated in such underwriting agreement in lieu of those provided for in (S)(S)3.8, 3.9 and 3.10 hereof.

     (S)3.12.  Public Information.  The Company covenants and agrees that if and
               ------------------
so long as the Common Stock shall be registered under Section 12 of the Exchange Act, at any time when any Warrantholder so entitled desires to make sales of any Warrant Shares in reliance on Rule 144 or Rule 144A under the Act either (i) there will be available adequate current public information with respect to the Company as required by said Rules, or (ii) if such information is not available the Company will use its best efforts to make such information available without delay. Without limiting the foregoing, after the time of any such registration the Company will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to any Warrantholder so requesting a written statement that the Company has complied with all such reporting requirements.

     (S)3.13.  No Conflicting Registration Rights.  The Company covenants and
               ----------------------------------
agrees that if and so long as any Warrants or any Warrant Shares shall remain outstanding and the holders thereof shall have any rights under this Section 3, it will not enter into any agreement with any person creating any rights with respect to any shares of Common Stock or any other security in conflict with or inconsistent with any rights retained by any holder of Warrants or Warrant Shares pursuant to this Section 3.


SECTION 4.  ANTI-DILUTION PROVISIONS.

     (S)4.1.  Adjustment of Current Warrant Price and Number of Shares
              --------------------------------------------------------
Purchasable.  The Current Warrant Price and the number of shares of Common Stock
-----------
purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time as hereinafter provided in this Section 4. Upon each adjustment of the Current Warrant Price, the holder of this Warrant shall thereafter be entitled to purchase at the Current Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest whole share) of Common Stock calculated by multiplying the Current Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Current Warrant Price resulting from such adjustment.

     (S)4.2.  Calculation of Adjustments.  (a) In case on any date on or after
              --------------------------
the Closing Date any shares of Common Stock other than Warrant Shares shall be issued by the Company for a consideration per share or (in the case of any transaction of a type described in (S)4.2(b)(iii) or (S)4.2(b)(iv) hereof) shall be deemed to be issued for a Presumed Consideration per share less than the Current Market Price on such date (any such issuance or deemed issuance of shares being hereinafter referred to as an "Adjustment Event"), the Current Warrant Price shall be reduced to the price (calculated to the nearest one-hundredth of a cent (0.001)) determined by multiplying (i) the Current Warrant Price in effect immediately prior to such Adjustment Event by (ii) a fraction,
(x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (excluding as a result of the Warrants) and deemed to be outstanding immediately prior to such Adjustment Event multiplied by the Current Market Price immediately prior to such Adjustment Event and (2) the consideration, if any, received and/or any Presumed Consideration deemed received by the Company upon such Adjustment Event, and (y) the denominator of which shall be the number of shares of Common Stock outstanding (excluding as a result of the Warrants) and deemed to be outstanding (including any shares of capital stock, warrants or options issuable after giving effect to any anti-dilution provisions of the Company's other securities as a result of such Adjustment Event) after giving effect to such Adjustment Event multiplied by the Current Market Price immediately prior to such Adjustment Event.

     (b) For the purpose of this (S)4.2, the following provisions shall be applicable with respect to the issuance of additional shares of Common Stock and the computation provided for in (S)4.2(a) hereof:

          (i) Treasury Shares.  The sale or other disposition of any shares of
              ---------------
     Common Stock at the time held in the Company's treasury shall be treated hereunder as an issuance of shares.

         (ii) Dividends.  In case any shares of Common Stock shall be issued as
              ---------
     a dividend on Common Stock, the Current Warrant Price shall be adjusted as provided in (S)4.3 hereof. In case any shares of Common Stock shall be issued as a dividend on any security other than Common Stock, or in case any security convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable security being hereinafter called "Convertible Securities") shall be issued as a dividend on any security, such shares or Convertible Securities shall be considered to have been issued without consideration at the commencement of the day next succeeding the record date for the determination of stockholders entitled to such dividend.

        (iii)  Rights, Warrants or Options.  In case the Company shall grant any
               ---------------------------
     rights, warrants or options (other than the Warrants and warrants to purchase up to 100,000 shares of Common Stock issued in connection with any final settlement of ongoing litigation of the Company which has been disclosed to the holder hereof as of June 2, 1997) to subscribe for or to purchase shares of Common Stock or Convertible Securities, the maximum number of shares of Common Stock issuable pursuant to such rights, warrants or options or necessary to effect the conversion or exchange of all such Convertible Securities (computed without regard to the possible future effect of anti-dilution provisions) shall be deemed to have been issued as of the date of the granting of such rights, warrants or options, and the Company shall be deemed to have received the Presumed Consideration therefor. No further adjustment (except as provided in (S)4.2(b)(v) hereof) shall be made in respect of the actual issuance of Common Stock or Convertible Securities upon the exercise of rights or options, warrants or the conversion of Convertible Securities referred to in this
     (S)4.2(b)(iii).

         (iv)  Convertible Securities.  In case the Company shall issue any
               ----------------------
     Convertible Securities (other than pursuant to the exercise of rights, warrants or options referred to in (S)4.2(b)(iii) hereof), then the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities (computed without regard to the possible future effect of anti-dilution provisions) shall be deemed to have been issued as of the date of issuance of such Convertible Securities, and the Company shall be deemed to have received the Presumed Consideration therefor. No further adjustment (except as provided in (S)4.2(b)(v) hereof) shall be made in respect of the actual issuance of Common Stock upon the conversion of Convertible Securities referred to in this
     (S)4.2(b)(iv).

          (v)  Superseding Adjustments.  If, at any time after any adjustment of
               -----------------------
     the Current Warrant Price shall have been made by reason of the provisions of (S)4.2(b)(iii) or (S)4.2(b)(iv) hereof on the basis of the granting of certain rights, warrants or options or the issuance of certain Convertible Securities, or after any new adjustment of the Current Warrant Price shall have been made with respect to such rights, warrants or options or Convertible Securities by reason of the provisions of this (S)4.2(b)(v), such rights, warrants or options or the right of conversion or exchange in any such Convertible Securities shall expire, and all or a portion of such rights, warrants or options, or the right of conversion or exchange in respect of all or a portion of such Convertible Securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled, and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of issuance of such rights, warrants or options or such Convertible Securities on the basis of

               (A) treating the number of shares of Common Stock, if any, theretofore actually issued pursuant to the exercise of such expired rights, warrants or options, or such expired right of conversion or exchange, as having been issued as of the date of the granting of such rights, warrants or options or the date of issuance of such Convertible Securities for the consideration actually received therefor (computed as provided in (S)4.2(b)(vii) hereof), and

               (B) deeming the maximum number of shares of Common Stock, if any, thereafter issuable pursuant to the conversion or exchange of any Convertible Securities actually issued or issuable pursuant to the exercise of such rights or options (computed without regard to the possible future effect of anti-dilution provisions) as having been issued as of the date of the granting of such rights or options and for the Presumed Consideration deemed to have been received as of such date;

     and on such basis, such new adjustment, if any, of the Current Warrant Price shall be made as may be required by (S)4.2(a) hereof, which new adjustment shall take into account a recomputation of all adjustments made pursuant to this Section 4 subsequent to the date of the granting of such rights, warrants or options or the date of issuance of such Convertible Securities, and which new adjustment shall supersede the previous adjustment so rescinded and annulled and all such subsequent adjustments for all subsequent exercises of Warrants.

         (vi) Effect of "Split-up" on "Deemed Issued" Shares.  Upon any
              ----------------------------------------------
     subdivision of the Common Stock of the character described in (S)4.3 hereof, including the issuance of a stock dividend which is treated as such a subdivision under (S)4.2(b)(ii) hereof, the number of the shares of Common Stock which are at the time deemed to have been issued by virtue of
     (S)4.2(b)(iii), (S)4.2(b)(iv) or (S)4.2(b)(v) hereof, but have not actually been issued, shall be deemed to be increased proportionately.

        (vii)  Computation of Consideration and Presumed Consideration.  For the
               -------------------------------------------------------
     purposes of this (S)4.2(b):

               (A) The consideration received by the Company upon the actual issuance of shares of Common Stock shall be the sum of the amount of cash and the fair value of property (as determined by resolution of the Board of Directors of the Company as at the time of issuance or "deemed issuance" in the case of (S)4.2(b)(vii)(B)) received by the Company as the consideration or part of the consideration (1) for the issuance of any rights, warrants or options upon the exercise of which such Common Stock was issued, (2) for the issuance of any rights, warrants or options to purchase Convertible Securities upon the conversion of which such Common Stock was issued, (3) for the issuance of the Convertible Securities upon conversion of which such Common Stock was issued, and (4) at the time of the actual exercise of such rights, warrants, options or conversion privileges upon the exercise of which such Common Stock was issued, in each case without deduction for commissions and expenses incurred by the Company for any underwriting of, or otherwise in connection with the issue or sale of, such rights, warrants, options, Convertible Securities or Common Stock, but after deduction of any sums paid by the Company in cash upon the exercise of, and pursuant to, such rights, warrants, options or conversion privileges in respect of fractional shares of Common Stock;

               (B) The consideration deemed to have been received by the Company for shares of Common Stock deemed to be issued pursuant to rights, warrants, options, and/or conversion privileges by reason of transactions of the character described in (S)4.2(b)(iii),
          (S)4.2(b)(iv), or (S)4.2(b)(v)(B) hereof (herein called the "Presumed Consideration" therefor) shall be the consideration (determined as provided in (S)4.2(b)(vii)(A) hereof) which would have been received by the Company at or prior to the actual issuance of such shares of Common Stock so deemed to be issued, if all rights, warrants, options and/or conversion privileges necessary to effect the actual issuance of the number of shares deemed to have been issued had been exercised (successively exercised in the case of rights, warrants or options to purchase Convertible Securities) and the minimum consideration received or receivable by the Company upon such exercise had been received (all computed without regard to the possible future effect of anti-dilution provisions in such rights, warrants, options and/or conversion privileges).

     (S)4.3.  Effect of "Split-ups" and Stock Dividends.  In case at any time or
              -----------------------------------------
from time to time the Company shall subdivide or combine as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater or lessor number of shares of Common Stock, with or without par value, the Current Warrant Price shall be reduced or increased (as applicable) proportionately. The issuance of such a stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately prior to such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. Upon any such adjustment, the number of shares shall be rounded upward to the nearest whole share.

     (S)4.4.  Effect of Merger or Consolidation.  In case the Company shall,
              ---------------------------------
while this Warrant remains outstanding, enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or wherein securities of a corporation other than the Company are distributable to holders of Common Stock, or sell or convey its property as an entirety or substantially as an entirety followed by distribution of any or all of the proceeds thereof to shareholders, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities or property shall be issuable or deliverable in exchange for the Common Stock, then, as a condition of such consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock which such holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased by exercise of this Warrant immediately prior thereto; provided, however, that such per share purchase price shall not be less than the
--------  -------
higher of the Current Market Price. In case of any such consolidation, merger, sale or conveyance, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of Warrants, to the end that all the provisions of the Warrants (including the provisions of this Section 4) shall thereafter be applicable, as nearly as practicable, to such stock or other securities or property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or purchasing such assets shall assume by written instrument, executed and mailed or delivered to each holder of Warrants, the obligation to deliver to such holder such shares of stock or other securities or property as, in accordance with the foregoing provisions, such Warrantholder may be entitled to receive, which instrument shall contain the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder.

     (S)4.5.  Effect of Certain Dividends.  Except as provided in (S)4.4, in
              ---------------------------
case on any date the Company makes a distribution to holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets of the Company (excluding rights, warrants or options to purchase shares of Common Stock or Convertible Securities which are exercisable only for 45 days after such date), the Company shall pay the distribution that would be payable to holders of the Warrants if the Warrant Shares had been outstanding as of the record date (the "Distribution") to an escrow holder who shall be a national banking institution with at least $200 million of net worth to hold in escrow (together with proceeds from the distribution). Any Distribution or proceeds which is cash will be invested by the escrow holder in commercial paper rated in one of the two highest rating categories by both Moody's Investor Services and Standard & Poor's Corporation and the interest will accrue to the benefit of the holder of the Warrants. Upon any exercise of the Warrants, the escrow holder will distribute any amounts held in escrow relating to the exercised Warrants together with the proceeds therefrom (including interest) to the holder of the Warrant. If one or more Warrants terminates, the escrow holder will distribute to the Company any amounts held in escrow relating to the terminated Warrants together with the proceeds therefrom (including interest). Payments of amounts held in escrow to the holders of the Warrants shall not be subject to restriction by agreement or operation of law except as provided in this (S)4.5.

     (S)4.6.  Reorganization or Reclassification.  In case of any capital
              ----------------------------------
reorganization or any reclassification of the capital stock of the Company (except as provided in (S)4.3 hereof) while this Warrant remains outstanding, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the number of shares of Common Stock which such holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate purchase price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification. In case of any such capital reorganization or reclassification, appropriate provision shall be made with respect to the rights and interests thereafter of the holders of Warrants, to the end that all the provisions of the Warrants (including the provisions of this Section 4) shall thereafter be applicable, as nearly as practicable, to such stock or other securities or property thereafter deliverable upon the exercise of the Warrants.

     (S)4.7.  Statement of Adjustment.  Upon each adjustment of the Current
              -----------------------
Warrant Price and the number of shares of Common Stock purchasable hereunder, and in the event of any change in the rights of the holder of this Warrant by reason of other events herein set forth, then and in each such case the Company will promptly prepare a schedule setting forth the adjusted Current Warrant Price and the adjusted number of shares purchasable hereunder, or specifying the other shares of stock, other securities or property and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is base. The Company will promptly mail a copy of such schedule to the registered holder of this Warrant.

     (S)4.8.  Determinations by the Board of Directors.  All determinations by
              ----------------------------------------
the Board of Directors of the Company under this Warrant shall be made in good faith with due regard to the interests of the holder of this Warrant and the other holders of securities of the Company and in accordance with good financial practice, and all valuations made by the Board of Directors of the Company under the terms of this Warrant must be made with due regard to any market quotations of securities involved in, or related to, the subject of such valuation.

     (S)4.9.  Notifications by the Company.  In case at any time the Company
              ----------------------------
proposes:

          (a) to pay any dividend payable in stock (of any class or classes) or in Convertible Securities upon Common Stock or make any distribution to the holders of the Common Stock; or

          (b) to make an offer for subscription pro rata to the holders of Common Stock of any additional shares of stock of any class or other rights or to grant to the holders of Common Stock generally any rights, warrants or options; or

          (c) to effect any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

          (d) to effect a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more such cases, the Company shall give written notice to the registered holder of this Warrant of the date on which (i) the transfer books of the Company shall close or a record date shall be taken for such dividend, distribution, subscription rights or grant, or (ii) a record date shall be taken to determine stockholders entitled to notice of and to vote at any meeting of stockholders at which any such proposed reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up is to be considered, or (iii) such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, subscription rights or grant, or shall be entitled to vote on or exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given not less than 30 days and not more than 60 days prior to such date on which the transfer books of the Company shall close or a record date shall be taken or any event shall occur, as the case may be, and such notice may state that any such action will be taken only if certain events specified in such notice (such as the clearing of proxy material by the Commission or an affirmative vote of stockholders) occur prior thereto.


SECTION 5.  CERTAIN DEFINITIONS.

     For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

     "Act":  the Securities Act of 1933, as amended from time to time, or any
      ---
successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Adjustment Event":  see (S)4.2(a) hereof.
      ----------------

     "Affiliate" of an entity:  any person controlling, controlled by or under
      ---------
common control with such entity or who participates in a group within the meaning of Section 13(d) of the Exchange Act which owns, including, but not limited to (i) any director or officer of such entity or any of its subsidiaries and (ii) any person who owns beneficially or of record 5% or more of the shares of the capital stock of such entity or any of its subsidiaries or of which such entity, directly or indirectly, owns beneficially or of record 5% or more of the shares of capital stock.

     "Closing Date":  June __, 1997.
      ------------

     "Commission":  the Securities and Exchange Commission, or any other federal
      ----------
agency then administering the Act.

     "Common Stock":  the Company's authorized Common Stock, as such class
      ------------
existed on the Closing Date, including stock of the Company of any class thereafter authorized which ranks, or is generally entitled to a participation, as to assets or dividends substantially on a parity with Common Stock and generally enjoys voting rights on a parity with Common Stock.

     "Company":  Cardiac Control Systems, Inc., and any other corporation
      -------
assuming the Warrants pursuant to (S)4.4 hereof.

     "Convertible Securities":  see (S)4.2(b)(ii) hereof.
      ----------------------

     "Current Market Price" (per share of Common Stock at any date):  the per
      --------------------
share fair market value of the Common Stock (i) determined by the average of the daily "market prices" over a period of 20 consecutive business days before such date or (ii) if and so long as there is no exchange or over-the-counter market for the Common Stock of the Company, the price per share which the Company could obtain from a willing buyer for the shares sold by the Company from authorized but unissued shares, as such price shall be determined in good faith by the Board of Directors of the Company and the holder of the Warrant, provided if the Company and the holder can not agree on a value, the Company and the holder(s) of the majority of the Warrants shall retain an independent investment banking firm, at the Company's expense, to determine the per share fair market value of the Common Stock. The market price referred to in clause (i) above for each such business day shall be the last sale price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or if the Common Stock is not then listed or admitted on any stock exchange, the market price for each such business day shall be the last sale price on such day, or, if no sale takes place on such day, the average of the closing bid and asked prices on such day in the over-the-counter market, in either case as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company.

     "Credit Agreement":  see the second paragraph of this Warrant.
      ----------------

     "Current Warrant Price" (per share of Common Stock at any date):  the price
      ---------------------
at which one share of Common Stock may be purchased hereunder at any time; initially $0.01 and thereafter such price as may be determined from time to time pursuant to Section 4 hereof.

     "Exchange Act":  the Securities Exchange Act of 1934, as amended from time
      ------------
to time, or any successor federal statute, and the rules and regulations of the Commission thereunder.

     "Outstanding":  when used with reference to Common Stock at any date, all
      -----------
issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Section 4 hereof) at such date, except shares then held in the treasury of the Company.

     "person":  an individual, corporation, partnership, joint venture, trust
      ------
estate, unincorporated organization or government or an agency or political subdivision thereof.

     "Presumed Consideration":  see (S)4.2(b)(vii)(B) hereof.
      ----------------------

     "Total Warrants":  the sum of the aggregate number of shares of (i) Common
      --------------
Stock purchasable by the holder(s) upon exercise of all Warrants then outstanding and (ii) Warrant Shares which had been issued pursuant to the exercise of Warrants.

     "Warrant Office":  see (S)2.1 hereof.
      --------------

     "Warrant Shares":  the shares of Common Stock purchasable or purchased by
      --------------
the Warrantholders upon the exercise of the Warrants. Unless otherwise expressly stated herein, Warrant Shares shall not include shares of Common Stock purchased upon exercise of a Warrant which have been sold by a Warrantholder pursuant to a registration statement under the Act.

     "Warrantholder":  the registered holder of a Warrant or Warrants or any
      -------------
related Warrant Shares.

     "Warrants":  the warrants (of which this Warrant is one) originally issued
      --------
by the Company pursuant to the Credit Agreement evidencing the right initially to purchase an aggregate of 37,500 shares of Common Stock and all warrants issued in substitution, combination or subdivision of any thereof.

SECTION 6.  CERTAIN COVENANTS OF THE COMPANY

     The Company covenants and agrees that

          (a) it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or other securities or property deliverable upon the exercise of the Warrants sufficient to enable it at any time to fulfill all its obligations thereunder;

          (b) before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, it will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price;

          (c) if any shares of Common Stock required to be reserved for the purposes of the exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be;

          (d) if and so long as the Common Stock is listed on any national securities exchange (as defined in the Exchange Act), it will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all shares of Common Stock issuable upon the exercise of the Warrants at the time outstanding and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (or any similar statute then in effect) and will maintain such listing of any other securities that at any time are issuable upon exercise of the Warrants if, and at the time that, any securities of the same class shall be listed on such national securities exchange by the Company;

          (e) it will review its stock ledgers, stock transfer books and other corporate records periodically (and not less often than once in each calendar quarter) in order to determine whether any Warrantholder is or shall have become, directly or indirectly, the beneficial owner of more than such percentage of any class of its equity securities (as defined in the Exchange Act) as shall cause such Warrantholder to be required to make any filings or declarations to the Company, the Commission or any national securities exchange pursuant to the provisions of the Exchange Act or any comparable federal statute, and the Company will give prompt notice to such Warrantholder whenever it shall have determined, upon the basis of the information disclosed by any such review, that such Warrantholder is or has become such a holder, which notice shall also specify the information upon which the Company bases such determination; provided, however, that the
                                                 --------  -------
     Company shall give such notice only once in each fiscal year to any Warrantholder whose percentage of beneficial ownership of the Company's equity securities has not changed since the date of the giving of the immediately preceding notice;

          (f) so long as any of the Warrants or Warrant Shares are outstanding and owned by Coast, the Company will permit one representative of Coast, to attend all meetings of the Board of Directors of the Company and shall provide to Coast at least 10 days' notice of and all information given to the directors of the Company with respect to each regular meeting of the Board of Directors and such notice as is reasonable under the circumstances to allow such representatives to attend each special or emergency meeting of the Board of Directors; the Company shall also provide to Coast a copy of any written action by the Board of Directors of the Company in lieu of a meeting thereof; and within 30 days of each meeting of the Board of Directors, copies of the minutes of such meeting; and

          (g) this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.


SECTION 7.  NOTICE.

     Any notice or other document required to be given or delivered to the Warrantholders shall be delivered at, or sent by certified or registered mail to, each such holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration and registration of transfer of the Warrants or at any more recent address of which any Warrantholder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Warrant Shares shall be delivered at, or sent by certified or registered mail to, each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at Three Commerce Boulevard, Palm Court, Florida 32164, or such other address within the United States of America as shall have been furnished by the Company to the Warrantholders and the holders of record of Warrant Shares. Any notice or other document sent by certified or registered mail, return receipt requested, shall be deemed to have been delivered and received when sent if the receipt is appropriately completed and returned. Notices or documents delivered in any other manner shall be deemed to have been delivered only when and if received.


SECTION 8.  LIMITATIONS OF LIABILITY; NOT STOCKHOLDERS.

     No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notice other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


SECTION 9.  LOSS, DESTRUCTION, ETC. OF WARRANTS.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that neither the original
                                 --------  -------
recipient of this Warrant pursuant to the Credit Agreement nor any other financial institution having combined net capital, capital surplus and undivided profits in excess of $50,000,000 which shall become a Warrantholder shall be required to provide any such bond of indemnity. Any Warrant issued under the provisions of this Section 9 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

SECTION 10.  LAW GOVERNING.

     This Warrant shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Chairman of the Board, President or a Vice President and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  June __, 1997

                         CARDIAC CONTROL SYSTEMS, INC.


                         By: /s/ Alan J. Rabin
                            -----------------------------
                            Title: President CEO

[CORPORATE SEAL APPEARS HERE]

Attest:

/s/ [SIGNATURE APPEARS HERE]
-----------------------------
Assistant Secretary

                              SUBSCRIPTION NOTICE



Cardiac Control Systems, Inc..

     The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, _______ shares of the Common Stock covered by said Warrant and herewith (a) makes payment in full therefor of $__________ by certified or official bank check payable to the order of the Company; and (b) requests (1) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________, whose address is ___________________ and (2) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.



                              --------------------------------
                              Signature Guaranteed:

Dated:



                                   ASSIGNMENT



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the rights represented by the foregoing Warrant of Cardiac Control Systems, Inc. and appoints ______________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.



                              --------------------------------
                              Signature Guaranteed:

Dated: